Exhibit 10.17

FORM OF

ASSIGNMENT AND ASSUMPTION OF SERVICES AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION OF SERVICES AGREEMENT, effective as of April 1, 2008, by and between R.J. Reynolds Tobacco Company, a North Carolina corporation (“RJRTC”), and R.J. Reynolds Global Products, Inc., a Delaware corporation (“GPI”), with a joinder by Lorillard Tobacco Company, a corporation organized under the laws of Delaware (“Lorillard”).

W I T N E S S E T H:

Whereas, GPI and Lorillard have entered into a Supply Agreement for Reconstituted Tobacco dated September 2, 2004 (“the Agreement”), which by this reference is incorporated herein and made a part hereof, pursuant to which RJRTC manufactures Reconstituted Tobacco for Lorillard.

WHEREAS, effective April 1, 2008, GPI desires to assign the Agreement and all of the Purchase Orders pursuant to the Agreement to RJRTC, and RJRTC agrees to assume the obligations of GPI under the Agreement.

NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration, each to the other, the receipt and sufficiency of which is hereby acknowledged, the parties to this Assignment and Assumption of Services Agreement agree to the following:

1. GPI hereby transfers and assigns unto and vests in RJRTC, its successors and assigns, all of GPI’s rights, remedies and obligations under the Agreement.

2. RJRTC hereby accepts the foregoing assignment and assumes and agrees fully and faithfully to pay, perform, discharge and fully satisfy in accordance with their respective terms and conditions all liabilities and obligations of GPI related to the Agreement.

3. RJRTC hereby agrees that RJRTC shall indemnify and hold GPI harmless from each and every claim, limitation, attorney’s fees and expenses, that GPI may incur arising out of or in any way related to the Agreement.

4. For purposes of providing notice for all Notice Provisions in the Agreement, including schedules, from the effective date hereof, all Notices shall be instead sent to:

R.J. Reynolds Tobacco Company

401 N. Main Street

Winston-Salem, NC 27101

Attn:	Executive Vice President – Operations

Fax number: 336-728-8985

Senior Vice President – Manufacturing

Fax number: 336-728-9420

With copy to:

Attn:	Senior Director - International Operations

    Fax number: 336-728-4675

Attn:	R. J. Reynolds Tobacco Company - General Counsel

    Fax number: 336-741-0671

5. This Assignment and Assumption of Services Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina.

IN WITNESS WHEREOF, the parties have caused this Assignment and Assumption of Services Agreement to be executed as of the date first above written.

R.J. REYNOLDS TOBACCO COMPANY

By
Name
Title
Date

R.J. REYNOLDS GLOBAL PRODUCTS

By
Name
Title
Date

JOINDER

Lorillard Tobacco Company, as party to the Agreement, joins in the Assignment and Assumption of Services Agreement for the purpose of evidencing their consent to the making of this Agreement and the assignment and assumption of the obligations thereunder and the release of GPI from and with respect to the obligations under the Agreement.

LORILLARD TOBACCO COMPANY

By
Name
Title
Date

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